EXHIBIT n



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 25, 2003, in the Registration Statement Form N-2, No. 333-________ and related Prospectus of Renaissance Capital Growth & Income Fund III, Inc. for the registration of 1,450,472 shares of its common stock.

                                                   /s/ Ernst & Young LLP


Dallas, Texas
October 29, 2003